Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of June 1999
                      Distribution Date of July 20, 1999
                           Servicer Certificate #33

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $111,481,970.11
Beginning Pool Factor                                           0.2291475

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,544,160.85
     Interest Collected                                       $920,753.07

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $315,798.67
Total Additional Deposits                                     $315,798.67

Repos / Chargeoffs                                            $119,160.25
Aggregate Number of Notes Charged Off                                  85

Total Available Funds                                       $8,617,737.61

Ending Pool Balance                                       $103,981,623.99
Ending Pool Factor                                              0.2137308

Servicing Fee                                                  $92,901.64

Repayment of Servicer Advances                                $162,974.98

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,197,567.13
     Target Percentage                                               2.50%
     Target Balance                                         $2,599,540.60
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($467,419.87)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.671%
Current Weighted Average Remaining Term (months):                   21.61

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,121,097.55       827
                                31 - 60 days            $417,166.71       256
                                60+  days               $121,136.22        63

     Total:                                           $1,659,400.48       855

     Balances:                  60+  days             $1,156,808.95        63

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $38,166.98
+    Excess Serv.                                       $429,252.89
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,197,567.13

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of June 1999

                                                                      NOTES
                                                                                                        CLASS B        CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance          $111,481,970.11
Ending Pool Balance             $103,981,623.99

Collected Principal               $7,381,185.87
Collected Interest                  $920,753.07
Charge - Offs                       $119,160.25
Liquidation Proceeds / Recoveries   $315,798.67
Servicing                            $92,901.64
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $8,524,835.97

Beginning Balance               $111,481,970.11            $0.00            $0.00   $97,328,757.89   $7,629,601.10   $6,523,611.12

Interest Due                        $595,236.96            $0.00            $0.00      $513,409.20      $41,327.01      $40,500.75
Interest Paid                       $595,236.96            $0.00            $0.00      $513,409.20      $41,327.01      $40,500.75
Principal Due                     $7,500,346.12            $0.00            $0.00    $7,012,823.62     $262,512.11     $225,010.38
Principal Paid                    $7,500,346.12            $0.00            $0.00    $7,012,823.62     $262,512.11     $225,010.38

Ending Balance                  $103,981,623.99            $0.00            $0.00   $90,315,934.27   $7,367,088.99   $6,298,600.74
Note / Certificate Pool Factor                            0.0000           0.0000           0.3819          0.4326          0.4320
   (Ending Balance / Original Pool Amount)
Total Distributions               $8,095,583.08            $0.00            $0.00    $7,526,232.82     $303,839.12     $265,511.13

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $429,252.89
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,197,567.13
(Release) / Draw                   ($467,419.87)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of June 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                 4                 3               2                 1
                                Jan-99           Feb-99            Mar-99            Apr-99          May-99            Jun-99
Beginning Pool Balance      $151,886,233.62  $143,821,999.66  $135,566,847.40  $127,122,482.70  $119,977,701.12  $111,481,970.11

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $107,497.16      $133,022.68       $63,701.45      $217,277.61      $165,900.72      $119,160.25
    Recoveries                  $209,822.28      $127,798.03      $273,438.63      $139,965.27      $224,790.10      $315,798.67
Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)          $414,001.74              Total Charged off (Months 1 - 6)           $806,559.87
     Total Recoveries (Months 3, 2, 1)           $680,554.04              Total Recoveries (Months 1 - 6)          $1,291,612.98
     Net Loss / (Recoveries) for 3 Mos          ($266,552.30)(a)          Net Loss/(Recoveries) for 6 Mos.          ($485,053.11)(c)

Total Balance (Months 5, 4, 3)               $406,511,329.76(b)           Total Balance (Months 1 - 6)           $789,857,234.61(d)

Loss Ratio Annualized  [(a/b) * (12)]               -0.7868%              Loss Ratio Annualized [(c/d) (12)]           -0.73692%

Trigger:  Is Ratio > 1.5%                                 No              Trigger:  Is Ratio > 6.0%                           No

                                                                                     Apr-99          May-99            Jun-99
B)   Delinquency Trigger:                                                        $1,288,033.93    $1,173,711.85    $1,156,808.95
     Balance delinquency 60+ days                                                     1.01322%         0.97827%         1.03766%
     As % of Beginning Pool Balance                                                   1.16090%         1.01003%         1.00972%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer